UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2025

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill, Suite 900, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713- 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective October 20, 2025, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”) appointed Gabriela Garcia to the role of Vice President, Chief Accounting Officer. In addition, the Board has designated Ms. Garcia as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. Karen Ettredge remains with the Company as Controller but as of the effective date will no longer serve as the Company’s principal accounting officer.

Biographical Information and Compensatory Arrangements

Ms. Garcia, age 50, served as Chief Accounting Officer and Corporate Controller at Rayonier Advanced Materials from 2020 to 2025. From 2012 to 2019, she served as Assistant Controller and Controller at Nexeo Solutions. Overall, she has over 25 years of progressive accounting, reporting and transactional experience across several publicly traded companies. Ms. Garcia earned a BBA in marketing from the University of Texas at Arlington, an MBA in finance from Houston Baptist University, and an MS in accounting from the University of St. Thomas. She is also a Certified Public Accountant.

In connection with Ms. Garcia’s appointment as Vice President, Chief Accounting Officer, the Company and Ms. Garcia entered into an offer letter agreement (the “Offer Letter Agreement”) and an indemnity agreement (the “Indemnity Agreement”), each effective as of October 20, 2025.

Under the Offer Letter Agreement, the Company will provide an annual base salary of $360,000, with future Annual Incentive Award target values equal to 45% of base salary and Long Term Incentive award target values to be determined at a later date. Ms. Garcia will receive other benefits to the same extent as may be provided to other Company employees and officers in accordance with Company policies then in effect, and subject to the terms and conditions of the Company’s benefit plans.

A brief summary of the terms of the Indemnity Agreement can be found in the Company’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

The foregoing discussion of compensatory arrangements for Ms. Garcia is qualified in its entirety by reference to each of the following:

(i)          the Offer Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference; and

(ii)         the Indemnity Agreement, the form of which was filed as Exhibit 10.2 of the Company’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

There is no arrangement or understanding between Ms. Garcia and any other person pursuant to which she was selected as the Company’s Chief Accounting Officer and principal accounting officer, and there is no family relationship between Ms. Garcia and any of the Company’s other executive officers or directors. There are no transactions between Ms. Garcia and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 20, 2025, the Company issued a press release announcing the appointment Ms. Garcia as Vice President, Chief Accounting Officer. The foregoing is qualified by reference to such Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Offer Letter Agreement between Quanex Building Products Corporation and Gabriela Garcia, effective October 20, 2025.

10.2	Indemnity Agreement between the Company and Gabriela Garcia, effective October 20, 2025, the form of which is filed as Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (Reg. No. 001-33913), as filed with the Securities and Exchange Commission on August 29, 2008, and incorporated herein by reference.

99.1*	Press Release dated October 20, 2025.

104	The cover page of this Current Report on Form 8-K (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

October 20, 2025	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary